EXHIBIT 10.1

                         CITIZENS BANK OF MASSACHUSETTS
                                 28 State Street
                                Boston, MA 02109

                                December 11, 2001

Mr. Bradford Walker
PrimeSource Surgical, Inc.
Bimeco, Inc.
Ruby Merger Sub, Inc.
3700 E. Columbia Street
Tucson, AZ  85714

Mr. Bradford Walker
PrimeSource Healthcare, Inc.
f/k/a Luxtec Corporation
99 Hartwell Street
West Boylston, MA 01583

          Re: Outstanding Obligations to Citizens Bank of Massachusetts

Dear Mr. Walker:

     Reference is made to (i) an Amended and Restated Credit Agreement dated as of June 14, 1999, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of August 22, 2000, as further amended by that certain Second Amendment to Amended and Restated Credit Agreement dated as of December 28, 2000 and as further amended by that certain Third Amendment to Amended and Restated Credit Agreement dated as of March 2, 2001 (the "Credit Agreement"), by and among Citizens Bank of Massachusetts (the "Bank"), as lender, PrimeSource Surgical, Inc., a Delaware corporation (the "Borrower"), as borrower, and Bimeco, Inc., a Florida corporation ("Bimeco"), Ruby Merger Sub, Inc., a Delaware corporation ("Ruby") and Luxtec Corporation, a Delaware corporation ("Luxtec" and together with the Borrower, Bimeco and Ruby, the "Obligors"), as guarantors; (ii) $5,000,000 Second Amended and Restated Term Note dated December 28, 2000 issued by the Borrower to the Bank (the "Term Note"); (iii) $12,000,000 Second Amended and Restated Revolving Credit Note dated December 28, 2000 issued by the Borrower to the Bank (the "Revolving Credit Note" and together with the Term Note, the "Notes"); (iv) the Guaranty Agreement dated as of June 14, 1999 made by Bimeco in favor of the Bank; (v) the Guaranty Agreement dated as of December 28, 2000 made by Ruby in favor of the Bank; (vi) the Limited Guaranty dated as of March 2, 2001 made by Luxtec in favor of the Bank; (vii) the Parent Pledge Agreement dated as of March 2, 2001 made by Luxtec in favor of the Bank and (viii) all other documents and instruments related to the foregoing, including, without limitation, the "Credit Documents." The above documents together with all related documents are collectively referred to as the "Loan Documents". Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Credit Agreement.


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December 10, 2001
Page 2


     The Obligors have informed the Bank that Events of Defaults have occurred under the Loan Documents as a result of the failure of the Borrower to observe the covenants listed on the attached Schedule A [Company to prepare] as of
                                         ----------
November    ,  2001  (the  "Designated   Events  of  Defaults").   The  Obligors
          --
acknowledge the materiality of these Designated Events of Defaults, and acknowledge receipt of any notice of such Designated Events of Defaults required by the Loan Documents. Furthermore, the Obligors acknowledge that, subject only to the temporary effect of the forbearance described herein, there are no defenses to the Bank's right to exercise immediately, or at any time hereafter, any and all rights and remedies granted to the Bank by the Loan Documents or by operation of law, as a result of the occurrence of such Designated Event of Defaults.

     Based on the foregoing and various negotiations between the Obligors and the Bank, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Obligors, jointly and severally, have agreed to the terms set forth below.

     A.   Acknowledgment of Debt. Due to the occurrence of the aforementioned
          ----------------------
Designated Events of Defaults, each Obligor acknowledges and agrees that the Bank has no obligation to make further loans to the Borrower, provided the Bank agrees to provide funding subject to the terms and conditions set forth herein. The unpaid principal balance of the Notes is as follows (not including interest, costs and expenses):

          Revolving Loan Principal (as of December 11, 2001)       $6,908,463.38

          Term Loan Principal (as of December 11, 2001)            $2,499,992.00

                          TOTAL                                    $9,408,455.38

     (The above figures do not include amounts (or other costs and expenses) that have accrued from the date indicated above.)

     B.   Validity of Documents. The Obligors acknowledge and agree that:
          ---------------------

     (a) the liabilities and obligations arising out of the Loan Documents are valid obligations of the parties thereto;


     (b) the liabilities and obligations arising out of the Loan Documents (to the extent set forth therein) are joint and several obligations of each Obligor;


     (c) the liens and security interests granted to the Bank pursuant to the Loan Documents remain valid, perfected and enforceable; and

     (d) except to the extent that the Bank has expressly agreed to limit its rights under this Letter Agreement, the Bank may enforce the payment


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December 10, 2001
Page 3


          of the liabilities and the performance of the obligations of the Obligors as set forth in the Loan Documents and as provided by applicable law. All rights and remedies available to the Bank either under the Loan Documents, at law or in equity, are preserved except as expressly waived herein.

     C.   Advances  during  Forbearance  Period.  Notwithstanding  any  contrary
          -------------------------------------
provision herein or in the Loan Documents, (i) the amounts drawn under the Notes shall be at the reasonable discretion of the Bank and (ii) the Maximum Revolving Credit shall be deemed permanently reduced to $9,500,000.

     D.   LIBOR Rate  Loans.  The  Borrower  shall not be entitled to LIBOR Rate
          -----------------
Loans for any advances under the Loan Documents.

     E.   Financial Advisor. The Bank shall have the right to engage a financial
          -----------------
consultant, at the Obligors' expense, to review and monitor the financial condition of the Obligors. The scope of the consultant's work shall be at the Bank's discretion. Each Obligor agrees to cooperate fully with the consultant in providing information and access to personnel.

     F.   Weekly Borrowing Base Certificate. Until all of the obligations of the
          ---------------------------------
Borrower to the Bank have been paid in full in cash (whether before or after the Deferral Period (as defined below), the Borrower shall furnish to the Bank not later than two (2) business days following the end of each weekly accounting period a Borrowing Base Certificate completed and signed by the Borrower's Chief Financial Officer or Chief Restructuring Officer.

     G.   Suspension of Principal Payments.  The Bank hereby agrees to defer the
          --------------------------------
obligation of any Obligors, as applicable to make principal payments under the Term Note from the date hereof until January 18, 2002 (the "Deferral Period"). The aforementioned deferral of principal payments due under the Term Note is expressly limited to the Deferral Period and is not intended to be a waiver of any such principal payments. In addition, the forgoing in no way relieves or limits such Obligors' obligation to pay to the Bank accrued and unpaid interest outstanding now or during the term hereof, related costs and expenses or other obligations (other than principal described above) due under the Loan Documents.

     H.   Events of Default: The following occurrences or any one or more of the
          -----------------
following events shall constitute a default ("Event of Default") hereunder:

          (a) default in the payments due under the Loan Documents (as modified by this Letter Agreement) as and when due; and

          (b) default (after the date hereof) in the observance or the performance of any covenant or agreement herein set forth or in any Loan Document or other agreement, note, or instrument,


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December 10, 2001
Page 4


               heretofore, now, or hereafter executed by the Borrower in favor of the Bank, other than the Designated Events of Default

     I.   Cross-Defaults:  An Event of Default of any  obligation in this Letter
          --------------
Agreement will be deemed an Event of Default of each Loan Document.

     J.   Forbearance. Notwithstanding the existence of the Designated Events of
          -----------
Defaults in the Loan Documents, the Bank shall forbear from exercising its rights and remedies under the Loan Documents until the earlier of (a) January 18, 2002; or (b) the occurrence of an Event of Default hereunder.

     K.   Rights and Remedies. After the expiration of the forbearance period as
          -------------------
set forth in Sections G and J, the Bank shall have the right to exercise immediately all rights and remedies pursuant to the Loan Documents and applicable law, together with the following rights and remedies:

         (a) the right to demand and receive immediately, without prior notice to any Obligor, full payment of all obligations of the Obligors to the Bank;


         (b)        the right to appoint receivers; and


         (c) the right to immediate possession of any property or any other collateral securing the obligations of the Obligors to the Bank.

     L.   Survival of Representations  and Warranties.  All  representations and
          -------------------------------------------
warranties contained in this Letter Agreement are material and have been relied upon by the Bank and have induced the Bank to enter into this Letter Agreement, and each such representation and warranty shall survive the delivery of this Letter Agreement and the performance of all obligations hereunder. The Obligors hereby agree to hold the Bank harmless from and indemnify the Bank against any and all losses that the Bank may incur including, but not limited to, reasonable attorneys' fees, as a result of any inaccuracy in any representation or warranty contained herein.

     M.   Fees and Expenses. Each Obligor, jointly and severally, agrees that it
          -----------------
is obligated to pay the Bank a forbearance fee in the amount of $16,875.00 and all reasonable out-of-pocket expenses of the Bank in connection with the preparation, execution and delivery of this Letter Agreement and all documentation related thereto, including reasonable fees and disbursements of counsel to the Bank, all costs of collection (including reasonable counsel fees and fees of other professionals) in case default is made under this Letter Agreement or any Loan Documents.

     N.   General  Release.  To the extent not otherwise  set forth herein,  the
          ----------------
Obligors hereby remise, release, acquit, satisfy and forever discharge the Bank, its agents, employees, officers, directors, predecessors, attorneys and all others acting on behalf of or at the direction of the Bank, of and from any and all manner of actions, causes of action, suit, debts, accounts, covenants,

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December 10, 2001
Page 5


contracts, controversies, agreements, variances, damages, judgments, claims and demands whatsoever, in law or in equity, which any of such parties ever had, now have or can, shall or may at any time have against the Bank, its agents, employees, officers, directors, attorneys and all persons acting or purporting to act on behalf of or at the direction of the Bank ("Releasees"), for, upon or by reason of any matter, cause or thing whatsoever through the date hereof. Without limiting the generality of the foregoing, the Obligors waive and affirmatively agree not to allege or otherwise pursue any defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights they do, shall or may have as of the date hereof, including, but not limited to, the rights to contest: (a) the right of the Bank, upon the expiration or termination of the forbearance, to exercise the rights and remedies described in Paragraph K above and other rights and remedies described in this Letter Agreement; (b) any provision of this Letter Agreement or the Loan Documents; (c) the liens, pledges, assignments, security interests and other collateral or security granted by the Loan Documents or in this Letter Agreement; or (d) any conduct of the Bank or Releasees.

     O.   Negotiations. Each Obligor stipulates and agrees that each of the Loan
          ------------
Documents and this Letter Agreement are products of and result from arms length negotiations between the parties and that neither the Bank nor any other party has exerted or attempted to exert improper or unlawful pressure in connection with the execution or delivery of this Letter Agreement, or any of the Loan Documents. Without in any way limiting the foregoing, each of the parties hereto stipulate and agree that at all times during the course of the negotiations surrounding the execution and delivery of the Loan Documents and this Letter Agreement, they have, to the extent deemed necessary or advisable in their sole discretion, been advised and assisted by competent counsel of their own choosing, that counsel has been present and actively participated in the negotiations surrounding the Loan Documents and this Letter Agreement.

     P.   Miscellaneous.  This Letter Agreement  represents the entire agreement
          -------------
between the parties and supersedes all negotiations and understandings between the parties through the effective date hereof. This agreement may be amended only by an instrument signed by all parties. This agreement is intended to be binding upon the Bank, the Borrower and each of the other Obligors and their successors, assigns, heirs, legal representatives, and executors. This agreement shall be governed by the laws of The Commonwealth of Massachusetts.

     All other terms and conditions of the Loan Documents shall remain in full force and effect except as modified by this Letter Agreement.

     Upon any Event of Default hereunder, the Bank will be under no obligation to continue to forbear in taking any action permitted under this Letter Agreement, the Loan Documents or applicable law.

     If the foregoing terms are satisfactory to you, would you kindly so indicate by signing and returning the enclosed counterpart hereof.

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December 10, 2001
Page 6


                                               Very truly yours,


                                               CITIZENS BANK OF MASSACHUSETTS


                                               /s/ Christopher G. Daniel
                                               --------------------------------
                                                   Christopher G. Daniel
                                                   Vice President


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December 10, 2001
Page 7


AGREED AND ACCEPTED:

BORROWER:

PRIMESOURCE SURGICAL, INC.


By: /s/ Bradford C. Walker
   --------------------------------------
   Name:  Bradford C. Walker
   Title:    Chief Restructuring Officer

GUARANTORS:

BIMECO, INC.


By: /s/ Bradford C. Walker
   --------------------------------------
   Name:  Bradford C. Walker
   Title:    Chief Restructuring Officer

RUBY MERGER SUB, INC.


By: /s/ Bradford C. Walker
   --------------------------------------
   Name:  Bradford C. Walker
   Title:    Chief Restructuring Officer

PRIMESOURCE HEALTHCARE, INC. f/k/a LUXTEC CORPORATION


By:/s/ Bradford C. Walker
   --------------------------------------
   Name:  Bradford C. Walker
   Title:    Chief Restructuring Officer